STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of January 31, 2008, by and among Charlie Fisch (“Fisch”), Folio Holdings, LLC (“Folio Holdings”), IA Capital Partners, LLC (“IA Capital”), Ridge View Group, LLC (“Ridge View”), and Joseph E. Sarachek (“Sarachek”) (collectively, the “Stockholders,” and individually a “Stockholder”) and Chazak Value Corp. (the “Company,” and together with the Stockholders, the “Parties” and individually, a “Party”).

WHEREAS, each of the Stockholders invested in The 500 Group, LLC (the “500 Group”) for the purpose of providing the funds necessary to purchase 4,620,000 (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), in connection with the implementation of the Plan of Reorganization, as amended (the “Plan”), of PubliCARD, Inc. (the “Debtor”);

WHEREAS, pursuant to the Contribution Agreement, entered into as of October 26, 2007, by and between the 500 Group and the Debtor, the 500 Group agreed to contribute $500,000 to the Debtor on the effective date of the Plan in exchange for the Shares and the releases and related provisions set forth in the Plan, which contribution was made and which Shares were issued on the date hereof;

WHEREAS, pursuant to the Funding Agreement, dated as of January 18, 2008, by and among the 500 Group, the Debtor and each of the Stockholders, (i) upon its receipt of the Shares, the 500 Group agreed to distribute such Shares to the Stockholders in proportion to their investment in the 500 Group under the Funding Agreement (the “Distribution”) and (ii) the Parties agreed to enter into this Agreement and the Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”); and

WHEREAS, the Stockholders desire to set forth their agreement with regard to certain matters affecting the Company.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.  Board Nomination. At each election of or action by written consent to elect directors of the Company during the 18-month period commencing on the date of this Agreement (the “Term”), the Stockholders shall vote all of their respective shares of Common Stock so as to elect an individual designated by each of Fisch, Folio Holdings, IA Capital, Ridge View and Sarachek, which initial designees shall be as specified on Schedule A hereto. Each Stockholder shall retain the director designation right provided for herein during the Term so long as such Stockholder (together with its affiliates) continues to hold at least 50% of the number of shares of Common Stock distributed to it pursuant to the Distribution (as adjusted for stock splits, dividends and the like). Any vote taken to remove any director elected pursuant to this Section 1, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1, shall also be subject to the provisions of this Section 1. With respect to the removal of designated directors, upon the request of any Party entitled to designate a director as provided in this Section 1, each Stockholder agrees to vote its shares of Common Stock for the removal of such director. Each Stockholder also agrees to vote all of its shares of Common Stock or execute written proxies or consents with respect to such shares in favor of an equity incentive plan to be proposed by the Company’s management providing for the issuance of up to 10% (as of the date the effectiveness of such plan) of the Company’s outstanding shares of Common Stock.

2.  Right of First Refusal.

(a)  Right of First Refusal on Sales of Stock. Except with respect to any sales of Common Stock pursuant to a registered public offering or sales pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or as otherwise permitted by Section 6 hereof, each Stockholder hereby agrees that during the Term, he, she or it shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company (“Securities”), except in accordance with the following procedures:

(i)  Upon receipt of a bona fide offer to purchase all or any portion of the Securities of a Stockholder (the “Selling Stockholder”) that is subject to this Section 2 (the “Offer to Purchase”), the Selling Stockholder shall deliver to the Company and to each other Stockholder (each, a “Non-Selling Stockholder”) a notice (an “Offering Notice”) stating (A) such Selling Stockholder’s bona fide intention to sell such Securities and offering to sell such Securities to the Company, and then to the Non-Selling Stockholders if the Company does not accept the offer to purchase all of such Securities, (B) the amount of Securities to which the Offer to Purchase applies, (C) the price, terms and conditions of the Offer to Purchase and (D) the name of the party or parties making the Offer to Purchase (the “Potential Purchaser(s)”).

(ii)  During the 20-day period following delivery to the Company of the Offering Notice (the “Company Offer Period”), the Company may elect by written notice to the Selling Stockholder to accept the Selling Stockholder’s offer to sell all or a portion of the Securities covered by the Offering Notice on the same terms and conditions specified therein. If, by the end of the Company Offer Period, the Company does not elect to purchase all Securities covered by the Offering Notice, the Company shall so notify in writing the Non-Selling Stockholders, which notice shall set forth the amount of the Selling Stockholder’s Securities that remains available for sale to the Non-Selling Stockholders under the Offering Notice (the “Available Securities”). During the 20-day period following delivery of such notice by the Company (the “Non-Selling Stockholder Offer Period”), the Non-Selling Stockholders may elect by written notice to the Selling Stockholder to accept the Selling Stockholder’s offer to sell the Available Securities on the same terms and conditions specified in the Offering Notice.

(iii)  Each Non-Selling Stockholder may elect to purchase its pro rata share of the Available Securities, based on the ratio that (A) the sum of the number of shares of Common Stock each Non-Selling Stockholder holds bears to (B) the sum of the number of shares of Common Stock held by all Non-Selling Stockholders, and may also offer, in its written notice to the Selling Stockholder, to purchase any of the Available Securities not purchased by other Non-Selling Stockholders, in which case such Securities not accepted by the other Non-Selling Stockholders shall be deemed to have been offered to and accepted by the Non-Selling Stockholders that exercised their option under this paragraph (iii), pro rata, on the above-described terms and conditions.

(iv)  If any Securities included in the Offering Notice have not been timely accepted for purchase by the Company and the Non-Selling Stockholders, then the Selling Stockholder may sell to the Potential Purchaser(s) all or any part of the remaining Available Securities at a price not less than the price, and on terms and conditions not more favorable to the Potential Purchaser(s) than the terms stated in the original Offering Notice, at any time within 60 days after the expiration of the Non-Selling Stockholder Offer Period. In the event the remaining Securities are not sold by the Selling Stockholder during such 60-day period, the right of the Selling Stockholder to sell such remaining Securities shall expire and the obligations of this Section 2 shall be reinstated.

(v)  A single closing for the sales of Securities to the Company and/or the Non-Selling Stockholders under the terms of this Section 2 shall be made at the offices of the Company (or at such other location specified by the Company) on a mutually satisfactory business day within 14 days of the expiration of the latest of the aforesaid periods or if no mutually satisfactory date is agreed upon, then on the last business day within such 14-day period. Delivery of certificates or other instruments evidencing such Securities duly endorsed for transfer to the Company or applicable Non-Selling Stockholders (as the case may be) shall be made on such date against payment of the purchase price therefor.

(vi)  Anything contained herein to the contrary notwithstanding, any purchaser of Securities pursuant to this Section 2 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to become a Stockholder for all purposes of this Agreement. All sales of Securities in accordance with this Section shall be in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed in each case by an opinion of counsel reasonably acceptable to the Company.

3.  Amendments and Waivers. This Agreement may be amended, modified or supplemented only in writing executed by each of the Parties, and any provisions herein may be waived only in writing executed by the Party or Parties against whom such waiver is asserted; provided, that, no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.

4.  Governing Law And Venue; Waiver Of Jury Trial.  This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflict of law principles. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in New York City in connection with all disputes, claims or controversies arising out of or relating to this Agreement and the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

(a)  Each Party hereto hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers in this paragraph 4.

5.  Severability. In the event that any provision of this Agreement, or the application of such provision to any person or in any set of circumstances shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be impaired or otherwise affected and shall continue to be enforceable to the fullest extent permitted by law.

6.  Assignment. Except as provided herein, none of the Parties may assign any of its rights or delegate any of its duties under this Agreement. Any purported assignment in violation of this Agreement will be void ab initio. In addition to sales of Common Stock in accordance with Section 2 hereof or pursuant to a registered public offering or sales pursuant to Rule 144 under the Securities Act, a Stockholder may sell or transfer Company securities to its affiliates, in a private transaction exempt from registration under the Securities Act and other applicable securities laws, as confirmed in each case by an opinion of counsel reasonably acceptable to the Company, provided that such transferee shall, as a condition to the effectiveness of such transfer, execute a counterpart to this Agreement assuming all of the obligations of the transferring Stockholder with respect to such securities and agreeing to be treated as if an original party hereto. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Stockholder of its obligations hereunder.

7.  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Stockholders shall be sent to the address as set forth on the signature pages hereof and communications to the Company, at its corporate offices, or at such other address as any such Party may designate by ten (10) days advance written notice to the other Parties hereto.

8.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile or email transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Agreement.

9.  Interpretation; Absence of Presumption; Certain Definitions.

(a)  For the purposes hereof, (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (2) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedule hereto) and not to any particular provision of this Agreement, and Paragraph and Schedule references are to the Paragraphs and Schedules to this Agreement unless otherwise specified, (3) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified, (4) the word “or” shall not be exclusive, (5) provisions shall apply, when appropriate, to successive events and transactions, and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

(b)  The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.  Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms of this Agreement and that therefore the Parties shall be entitled to seek specific performance of the terms of this Agreement in addition to any other remedy at law or equity, without the necessity of proving irreparable harm or posting bond or other security.

11.  Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward Kronish, outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Stockholders or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including representation of such Investors or their affiliates in matters of a similar nature to such transactions. The applicable rules of professional conduct require that Cooley Godward Kronish inform the parties hereunder of this representation and obtain their consent. Cooley Godward Kronish has served as outside general counsel to the Company and has negotiated the terms of this Agreement and related transactions solely on behalf of the Company. The Company and each Stockholder hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to this Agreement and the related transactions, Cooley Godward Kronish has represented solely the Company, and not any Stockholder or other equity holder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward Kronish’s representation of the Company in connection with this Agreement and the related transactions.

12.  Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or (ii) the date 18 months following the date of this Agreement. For purposes of this agreement, “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

13.  Entire Agreement. This Agreement, the Schedule hereto and the Registration Rights Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements and representations made by or between the Parties, whether written or oral, to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the Parties hereto as of the date first above written.

CHAZAK VALUE CORP.

By:	/s/ Joseph E. Sarachek
Name: Joseph E. Sarachek
Title: Chairman & CEO

STOCKHOLDERS:

CHARLIE FISCH

By:	/s/ Charlie Fisch

FOLIO HOLDINGS, LLC

By:	/s/ Jonathan Lewis
Name: Jonathan Lewis
Title: Managing Member

IA CAPITAL PARTNERS, LLC

By:	/s/ Roger Ehrenberg
Name: Roger Ehrenberg
Title: Managing Member

RIDGE VIEW GROUP, LLC

By:	/s/ David Marcus
Name: David Marcus
Title: Managing Partner

JOSEPH E. SARACHEK

By:	/s/ Joseph E. Sarachek

SCHEDULE A

Initial Members of the Board of Directors

•	Charlie Fisch
•	Roger Ehrenberg (as designated by IA Capital Partners, LLC)
•	David Marcus (as designated by Ridge View Group, LLC)
•	Jonathan Lewis (as designated by Folio Holdings, LLC)
•	Joseph E. Sarachek